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                                                                    EXHIBIT 10.1

                        SETTLEMENT AGREEMENT AND RELEASE

                  THIS SETTLEMENT AGREEMENT AND RELEASE ("Agreement") is made and entered into as of this 5th day of August, 2003 by and between (a) Homestore, Inc., (formerly, Homestore.com, Inc.) a Delaware corporation ("Homestore"), with offices located at 30700 Russell Ranch Road, Westlake Village, CA 91362, Welcome Wagon International, Inc. (as successor-in-interest to Welcome Wagon Acquisition Corp.), a New York corporation and wholly owned subsidiary of Homestore ("WW Sub"), with offices located at 30700 Russell Ranch Road, Westlake Village, CA 91362 on the one hand, and (b) Cendant Corporation, a Delaware corporation ("Cendant"), with offices located at 9 West 57th Street, New York, NY 10019, Cendant Membership Services Holdings, Inc., a Delaware corporation ("Cendant Membership"), with offices located at 1 Campus Drive, Parsippany, NJ 07054, Century 21 Real Estate Corporation, a Delaware corporation ("Century 21"), with offices located at 1 Campus Drive, Parsippany, NJ 07054, Coldwell Banker Real Estate Corporation, a California corporation ("Coldwell Banker"), with offices located at 1 Campus Drive, Parsippany, NJ 07054, ERA Franchise Systems, Inc., a Delaware corporation ("ERA"), with offices located at 1 Campus Drive, Parsippany, NJ 07054, NRT Incorporated, a Delaware corporation ("NRT"), with offices located at 339 Jefferson Road, Parsippany, NJ 07054, and Cendant Mortgage Corporation, a New Jersey corporation ("Cendant Mortgage"), with offices located at 3000 Leadenhall Road, Mount Laurel, NJ 08054 on the other hand. Cendant and the other parties referred to in clause (b) above may be referred to collectively as the "Cendant Parties." All parties to this Agreement shall at times be referred to individually as a "Party" and collectively as the "Parties."

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                  WHEREAS, on October 26, 2000, Homestore, Metal Acquisition
Corp., a Delaware corporation ("Metal"), Move.com, Inc., a Delaware corporation ("Move.com"), Welcome Wagon International, Inc., a New York corporation ("Welcome Wagon"), WW Sub, Cendant Membership and Cendant entered into an Agreement and Plan of Reorganization; and

                  WHEREAS, pursuant to the terms and conditions of the Agreement and Plan of Reorganization, the board of directors of each of Cendant, Move.com, Homestore, Metal, Welcome Wagon and WW Sub, agreed that Homestore would acquire Move.com, through a statutory merger of Metal with and into Move.com with Move.com continuing as the surviving corporation, and Welcome Wagon through the statutory merger of WW Sub with and into Welcome Wagon with Welcome Wagon continuing as the surviving corporation; and

                  WHEREAS, in Section 3.4 of the Agreement and Plan of Reorganization, Homestore stated that it had furnished or made available to Cendant true and complete copies of all reports or registration statements (the "SEC Documents") filed by Homestore since August 7, 1999 with the Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, in the Agreement and Plan of Reorganization, Homestore represented and warranted that the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be; and

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                  WHEREAS, in the Agreement and Plan of Reorganization,
Homestore represented and warranted that none of the SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC; and

                  WHEREAS, in the Agreement and Plan of Reorganization, Homestore represented and warranted that the financial statements included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and

                  WHEREAS, in the Agreement and Plan of Reorganization, Homestore represented and warranted that its SEC Documents presented fairly the consolidated financial position of Homestore at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments); and

                  WHEREAS, in Section 3.12 of the Agreement and Plan of Reorganization, Homestore represented and warranted that none of the representations or warranties made in the Agreement and Plan of Reorganization contained any untrue statements of a material fact or omitted to state any material fact necessary in order to

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make the statements, in the light of the circumstances under which they were made, not misleading; and

                  WHEREAS, concurrently with the execution of the Agreement and Plan of Reorganization, some or all of the Parties, as the case may be, entered into various ancillary commercial contracts, including the October 26, 2000 Master Operating Agreement between Homestore, Move.com, Cendant, Century 21, Coldwell Banker and ERA, the October 26, 2000 NRT Listing Agreement between Homestore and NRT, the October 26, 2000 Marketplace Agreement between Homestore and Cendant, the October 26, 2000 Marketplace Agreement between Homestore and ERA, the October 26, 2000 Marketplace Agreement between Homestore and Coldwell Banker, the October 26, 2000 Marketplace Agreement between Homestore and Century 21, and the October 26, 2000 Web Marketing Agreement between Homestore and Cendant Mortgage. The agreements listed above shall at times be referred to individually as an "Ancillary Agreement" and collectively as the "Ancillary Agreements"; and

                  WHEREAS, concurrently with the execution of the Agreement and Plan of Reorganization, Homestore, Cendant and certain Shelf Stockholders entered into a Registration Rights Agreement (the "Registration Rights Agreement"); and

                  WHEREAS, concurrently with the execution of the Agreement and Plan of Reorganization, Homestore and Cendant Corporation entered into a Stockholder Agreement (the "Stockholder Agreement"); and

                  WHEREAS, in consideration of the transactions contemplated by the Agreement and Plan of Reorganization, Cendant Membership received 26,275,602 shares of Homestore common stock (the "Shares"); and

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                  WHEREAS, on or about December 21, 2001, Homestore announced that the Audit Committee of its Board of Directors was conducting an inquiry into Homestore's accounting practices and that Homestore would have to restate certain of its financial statements; and

                  WHEREAS, in a filing with the SEC on Form 10-K/A on March 12, 2002, Homestore issued restated financial statements for the year ended December 31, 2000 and in filings with the SEC on Forms 10-Q/A on March 29, 2002, Homestore issued restated financial statements for the quarterly periods ended March 31, 2001, June 31, 2001 and September 30, 2001 (collectively the "Restated Financial Statements"); and

                  WHEREAS, in a letter dated February 8, 2002, Cendant gave Homestore written notice of Homestore's alleged breach of the various representations and warranties contained in the Agreement and Plan of Reorganization; and

                  WHEREAS, the Parties desire to settle their dispute with respect to the foregoing matters on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and intending to be legally bound thereby, the Parties agree as follows:

         1. NO ADMISSIONS. By entering into this Agreement, the Parties are not admitting any wrongdoing or liability with respect to any actual or potential dispute between them.

         2. THE STOCKHOLDER AGREEMENT. The Stockholder Agreement dated as of October 26, 2000, by and between Homestore and Cendant is hereby terminated effective on the date of execution of this Agreement and Homestore shall, within 15 days after the

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execution of this Agreement, cause its transfer agent to remove from the stock certificates evidencing the Shares, including, without limitation, shares held by Cendant Membership and the Cendant Charitable Trust, any legend referring to the Stockholders Agreement or issue to Cendant Membership or the Cendant Charitable Trust, as the case may be, new certificates free of such legend.

         3. THE REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement, dated as of October 26, 2000 by and between Homestore, Cendant and certain Shelf Stockholders, is hereby terminated as between Cendant, on one hand, and Homestore, on the other hand, on the date of execution of this Agreement, provided that such termination shall not affect the rights and obligations between Homestore and the Shelf Stockholders, as such term is defined in the October 26, 2000 Registration Rights Agreement. Simultaneously with the execution of this Agreement, the Parties have executed a new Registration Rights Agreement in the form attached hereto as Exhibit A (the "New Registration Rights Amendment").

         4. LISTINGS LICENSE AGREEMENT. Simultaneously with the execution of this Agreement, the Parties have executed the Listings License Agreement in the form attached hereto as Exhibit B (the "Listings License Agreement").

         5. THE SOURCE CODE LICENSE AND MAINTENANCE SERVICES AGREEMENT. Simultaneously with the execution of this Agreement, the Parties have executed the Source Code License and Maintenance Services Agreement, including all exhibits, attached hereto as Exhibit C.

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         6.       THE OPTION AGREEMENT. Simultaneously with the execution of this Agreement, the Parties have executed the Option Agreement attached hereto as Exhibit D.

         7. BROKER INCENTIVES. Within thirty days from the date hereof, Homestore shall provide each affiliated office of ERA, Century 21, and Coldwell Banker, including offices owned and operated by the NRT (collectively, the "Cendant Brokers"), a coupon redeemable for one free copy of the REALTOR.com Marketing System Implementation Kit, Office Manager Edition, which has been customized for the Brand with which that office is affiliated. The kit shall include a $100 discount certificate, which may be applied to the purchase of any REALTOR.com Broker or Office product. Each Agent of the Cendant Brokers shall also receive a coupon for one free copy of the REALTOR.com Marketing System Implementation Kit, Agent Edition, likewise customized for the Brand with which that Agent is affiliated, and also to include a $25 discount certificate applicable to the purchase of any REALTOR.com Agent product. The forgoing offers shall be valid for one year following the date hereof, and shall not apply to TOP PRODUCER, WyldFyre, or Homestore Virtual Tour products.

         8. A. TERMINATION OF ANCILLARY AGREEMENTS. Each of the Ancillary Agreements is hereby terminated in its entirety effective on the date of execution of this Agreement.

                  B. ACKNOWLEDGEMENT OF PAYMENT. Homestore acknowledges payment and full satisfaction of all payments that are currently due or may be due and owing under any of the Ancillary Agreements or any other agreement relating to the Agreement and Plan of Reorganization. As of the date of this Agreement, Homestore acknowledges that

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Cendant does not owe Homestore any sums of money under any agreement, whether written or oral, except as set forth in Exhibit E.

         9. IRVING SIEGEL INSURANCE POLICIES. Homestore represents and warrants to Cendant that pursuant to that certain letter agreement, dated June 27, 1995, by and between Welcome Wagon and Cendant, on one hand, and The Irving Siegel Irrevocable Trust No. 1, The Irving Siegel Irrevocable Trust No. 2 and The Irving Siegel Irrevocable Children's Trust, on the other hand, pertaining to the life insurance policies benefiting Irving Siegel, Joel Zychick, Sheldon Danuff, the Irving Siegel Irrevocable Trust No. 1, the Irving Siegel Irrevocable Trust No. 2 and the Irving Siegel Irrevocable Children's Trust, and each of their respective trustees, beneficiaries, affiliates, successors and/or replacements as trustees (the "Siegel Insurance Letter"), the maximum remaining obligations to pay insurance premiums is $1,552,518 payable to New York Life Insurance Company, Manufacturers Life Insurance Company, and Pacific Mutual Life Insurance Company, which will constitute full satisfaction of the obligations of Welcome Wagon (formerly GETKO Group, Inc.) and Cendant (formerly CUC International, Inc.) pursuant to the Siegel Insurance Letter. Contemporaneously with the execution of this Settlement Agreement, Homestore has paid $1,552,518 in premiums in satisfaction of the obligations of Welcome Wagon and Cendant under the Siegel Insurance Letter. Homestore shall use its commercially reasonable efforts to obtain a release or other acknowledgement of the satisfaction of the obligations of Cendant (and its affiliates and their respective predecessors) within 30 days from its obligations under the Siegel Insurance Letter.

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         10.      RELEASE.

         10.1 RELEASE BY HOMESTORE. In exchange for the consideration provided for in this Agreement and the exhibits hereto, Homestore, on behalf of itself and, to the extent permitted by law, on behalf of each of its respective directors, managers, officers, shareholders, trustees, employees, attorneys, insurers, controlling persons, subsidiaries, divisions, affiliates, successors and assigns (collectively, the "Homestore Related Persons") hereby releases and forever discharges Cendant and each of the Cendant Parties, their respective past and present directors, managers, officers, shareholders, trustees, partners, agents, employees, attorneys, controlling persons, corporations, subsidiaries, divisions, affiliates, successors and assigns, and each of them, individually and collectively ("the Cendant Releasees"), from any and all claims, damages, charges, rights or causes of actions, judgments, jury verdicts and suits at law, in equity or otherwise, which Homestore or the Homestore Related Persons now has, ever had, or hereafter shall have, whether known or unknown, and whether accrued or unaccrued as of the date hereof, arising out of, relating to or in any manner connected with the Agreement and Plan of Reorganization, the Registration Rights Agreement, including Amendment No. 1 to the Registration Rights Agreement, the Ancillary Agreements, and any accounting irregularity or error by Homestore, any matter, fact or circumstance requiring or resulting in the Restated Financial Statements, or any act or omission by Richard A. Smith as a member of the Board of Directors of Homestore, including without limitation, any claims for contribution, indemnification or similar relief in connection with an action entitled In Re: Homestore.com, Inc., Case Number 01-CV-11115-MJP ("In Re: Homestore"), in the United States District Court for the Northern District of California or

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any similar action, and, to the extent permitted by applicable law, each of the purported claims alleged against Richard A. Smith and/or Cendant in an action entitled In re Homestore.com, Inc. Derivative Litigation, Case No. BC 265709 (consolidated with cases BC265710 and BC266237) filed in the Superior Court of the State of California, County of Los Angeles, and in an action entitled Jeff Joerg v. Stuart H. Wolff, et. al., Delaware Chancery Court, Case No. 19356.

         10.2 CENDANT COVENANT NOT TO INITIATE SUIT. Homestore, without admitting any liability or wrong doing whatsoever, agrees and acknowledges that any action commenced and prosecuted by Cendant, on its own behalf, against Homestore asserting claims arising out of Cendant's acquisition of the Shares and the Restated Financial Statements, as well as any resulting publicity concerning such an action, would likely have a material adverse affect on Homestore and its business. Accordingly, in exchange for the consideration provided for in this Agreement and the exhibits hereto, except as provided for in clause c. below, Cendant, including the Cendant Parties, hereby covenants that they will not initiate or bring on their own behalf, or assign to any other party, or permit any party to bring on their behalf, or otherwise themselves prosecute or assert in any manner, any claim or cause of action, arising under federal or state statute or common law, whether at law or in equity, against Homestore (or, subject to clause d. below, against any Homestore Related Party), whether known or unknown, arising out of, relating to or in any manner connected with the Agreement and Plan of Reorganization, the SEC Documents, the Ancillary Agreements, or those matters, facts and circumstances requiring or resulting in the Restated Financial Statements ("Cendant v. Homestore Claims"), provided, however, that:

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         a.       Nothing in this Agreement shall constitute or be deemed to constitute any release, waiver or other relinquishment or compromise of any of the Cendant v. Homestore Claims; provided, however, this clause a. shall in no way limit, effect or modify the covenant not to initiate, bring, assign, prosecute or assert any of the Cendant v. Homestore Claims as provided in the preceding language of this Section 10.2;

         b. Nothing in this Agreement shall be deemed to prohibit or otherwise restrict in any manner Cendant's right to be a member of any class that may be certified in In Re: Homestore, including its right to receive distributions of its share of any settlement or judgment proceeds, which rights Homestore hereby acknowledges (it being understood that Homestore expressly denies that it has any liability in In Re:
                  Homestore). Homestore further agrees that if for any reason Cendant is not or ceases to be (other than as a result of any voluntary action on its part such as opting out of the class) a member of any settlement class that may be certified in In
                  Re: Homestore as a result of any settlement by Homestore or any litigation class that may be certified in In Re:
                  Homestore, to litigate claims against Homestore or if for any reason any timely and properly documented proof of claim submitted by Cendant as a member of such class for its pro rata share of a class fund established as a result of any settlement by Homestore or verdict against Homestore in In Re:
                  Homestore (the "Class Fund") in respect of its acquisition of the Shares is rejected in its entirety, Homestore shall pay or otherwise provide to Cendant the amount of money and/or other consideration that Cendant would have been otherwise entitled to receive from the Class Fund had Cendant been a class member and such a proof of claim in respect of the Shares had been accepted in full. Homestore also agrees that if any timely and properly documented proof of claim submitted by Cendant as a member of such class in respect of its acquisition of the Shares is rejected in part, Homestore shall pay and/or provide to Cendant the difference between (a) what Cendant would have been entitled to receive from the Class Fund had such proof of claim been accepted in its entirety; and (b) what Cendant actually receives as a result of any such Class Fund. Homestore shall pay such amount and/or provide such other consideration to Cendant contemporaneously with any distribution or distributions of the Class Fund to class members generally; and

                  c. Nothing in this Agreement shall prohibit Cendant from initiating claims seeking contribution, indemnification or similar relief against Homestore in In Re: Homestore or other similar action, as long as Cendant's recovery from Homestore or its successors and assigns under any such contribution, indemnification or similar claim does not exceed any amount for which Cendant may be determined to be liable as a defendant in In Re: Homestore or similar action (through settlement or otherwise), and provided that any good faith settlement by Cendant or

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                  Richard Smith, as the case may be, of any claims made against such party in In Re: Homestore or other similar action or actions shall extinguish all claims for contribution, indemnification or similar relief by such settling party (i) as provided by 15 U.S.C. ?78.-4(f)(7)(A); and (ii) as may be provided by applicable federal or state statute or common law. Any such settlement shall not be deemed to extinguish any claim for contribution, indemnity or similar relief by such settling party otherwise permitted by federal or state statute or common law against any other person or entity. Cendant will not assert any such claim against Homestore authorized under this Section 10.2 unless and until a claim against Cendant is interposed by the plaintiffs or any other party in In Re:
                  Homestore or other similar action (i.e., if and when Cendant is a party defendant, counterclaim defendant or third party defendant in In Re: Homestore or other similar action). Nothing in this Agreement is intended to grant Cendant any contractual right for contribution, indemnity or similar relief that Cendant would not otherwise have in the absence of this Agreement.

                  d. Nothing in this Agreement shall prohibit Cendant from bringing and prosecuting counterclaims against any Homestore Related Party that first brings any Cendant v. Homestore Claims against Cendant (for this purpose, however, claims encompassed by In Re: Homestore or the derivative litigation referred to in Section 10.1 above shall not be deemed Cendant
                  v. Homestore Claims brought by any Homestore Related Party against Cendant).

                  This covenant not to initiate suit shall be perpetual and shall not be subject to, governed or affected in any manner by any statute of limitations, common law doctrines of laches or similar limitations or time bar, whether at law or equity.

         10.3 THE 1542 WAIVER. Homestore acknowledges that it has been advised by legal counsel and is familiar with the provision of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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                  Homestore being aware of said code section, hereby expressly waives any and all rights it may have thereunder, as well as any other statutes or common law principles of similar effect.

         10.3 PARTIES RIGHTS AND LIABILITIES UNDER CERTAIN AGREEMENTS. The Parties acknowledge and agree that their rights and liabilities as defined in the Registration Rights Agreements (Exhibit A), the Listings License Agreement (Exhibit B), the Source Code License and Maintenance Service Agreements (Exhibit
C) and the Option Agreement (Exhibit D), are specifically set forth in those agreements. Accordingly, any breach of those certain agreements shall not be a defense to or excuse of performance of this Agreement or invalidate the release of Cendant or the Cendant Parties in Section 10.1 or the covenant not to sue Homestore in Section 10.2. Similarly, failure to obtain a release of Cendant under the Siegel Insurance Letter shall not be a defense to or excuse the performance of this Agreement or invalidate Section 10.2.

         11. COUNTERPARTS. This Agreement may be signed in counterparts, and shall become effective as if executed in a single, complete document as of the execution date upon its execution by all Parties. Facsimile signatures of the undersigned Parties will have the same force and effect as original signatures.

         12.      SUBSEQUENT DISCOVERY AND DIFFERING FACT; MISTAKE OF FACT OR
LAW.

         12.1 The Parties acknowledge that, except for matters expressly represented herein, the facts in relation to the claims released by, or subject to the covenant not to sue under, the terms of this Agreement may turn out to be different from the facts now known by each Party or its counsel or believed by such Party or counsel to be true, and each Party therefore expressly assumes the risk of the existence of differently or presently

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unknown facts, and agrees that this Agreement shall be in all respects effective and binding despite such difference.

         12.2 In entering and making this Agreement, the Parties assumed the risk of any mistake of fact or of law in that if any Party should subsequently discover that any fact relied upon by such Party in entering into this Agreement is not true, or that such Party's understanding of the facts or law was incorrect, such Party shall not be entitled to set aside this Agreement, or any portion thereof, by reason thereof. This Agreement is intended to be final and binding upon the Parties hereto regardless of any mistake of law or of fact or any other circumstances whatsoever.

         13. NON-DISPARAGEMENT. After the date of the execution of this Agreement, neither Homestore, and Homestore's affiliates, directors, and officers, on the one hand, nor Cendant and Cendant's affiliates, directors and officers, on the other hand, shall disparage each other or their products or services. This Section 13 shall not be deemed to apply in the event that an indemnification or similar action or complaint for contribution is brought by any Cendant Party against Homestore in In Re: Homestore or other similar action, including any public statements made by Cendant or Homesstore relating to such claim.

         14. FALCON. For a period of two (2) years after the date of this Agreement, Cendant will not develop or promote a product that competes with the Falcon (as defined in the Source Code License Agreement) product, so long as the Falcon product is fully functional in accordance with its specifications and design.

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         15.      WARRANTIES.

         15.1 Each Party represents and warrants to the others that it has not heretofore directly or indirectly assigned, hypothecated or transferred or purported to assign, hypothecate or transfer, in whole or in part to any person, firm, entity, or corporation, any claim, demand, rights, damage, liability, debt, account, action, cause of action, or any other matter herein released or discharged, or subject to the covenant not to sue, and that they respectively have the full right and authority to enter into this Agreement. The Parties agree to indemnify and hold one another harmless against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including reasonable attorney's fees actually paid or incurred, arising out of or in connection with any such assignment, hypothecation or transfer or any such purported or claimed assignment, hypothecation or transfer in violation of this representation and warranty.

         15.2 Each Party represents and warrants to the others that such Party has the power, authority and ability to execute and deliver this Agreement and carry out the obligations assumed and promised hereunder, and such Party is not presently aware of any pending event that could hamper, hinder, delay or prevent the timely performance of said obligations; provided, however, it is understood that no Party is warranting that it has the power, authority or ability to bind persons who are not signatories to this Agreement, other than those persons who are on the date hereof subsidiaries corporations of persons who are signatories to this Agreement.

         15.3 Each Party represents and warrants that it was represented by counsel in connection with this Agreement and that each has read and understood the contents of this Agreement and is entering into it voluntarily.

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         16.      ACKNOWLEDGEMENT BY THE PARTIES. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and/or their counsel, and that this Agreement shall not be construed in favor of or against either Party by reason of the extent to which either Party or its counsel participated in the drafting of this Agreement.

         17. ENTIRE AGREEMENT. Each of the Parties acknowledges and represents that no promise, representation, or inducement not contained in this Agreement has been made to such Party and that this Agreement contains the entire understanding between the Parties with respect to, and contains all terms and conditions pertaining to, the compromise and settlement of the disputes referenced herein. Any prior written or oral negotiations or statements concerning the terms of this Agreement not contained in this Agreement are of no force or affect whatsoever. In executing this Agreement, the Parties have not relied and do not rely on any statements, inducements, promises or representations made by any other Party or their agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement, except those specifically set forth herein. The undersigned further acknowledge that the terms of this Agreement are contractual and not a mere recital.

         18. AMENDMENTS. This Agreement may not be changed, altered, amended or modified except by an instrument in writing duly signed by each of the Parties. This Agreement may not be discharged except by performances in accordance with its terms or by a writing signed by each of the Parties.

         19. CONFIDENTIAL AGREEMENT. The Parties to this Agreement and their respective attorneys, agree that the terms, facts and circumstances of this Agreement are

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confidential and the Parties and their respective attorneys shall not disclose any of the terms of this Agreement or the facts and circumstances of the Agreement in any manner to anyone except: (a) as part of a good faith compliance with disclosure obligations under applicable law, rules or regulations and then only to those persons and to the extent necessary to comply with such law, rules or regulations; or (b) by order or process of a court of competent jurisdiction or (c) to attorneys, accountants, or other advisors to the extent reasonably necessary for such advisors to perform their services. If a Party or such Party's attorney receives a subpoena or other order or process of court regarding production of this Agreement, that Party or attorney will notify the other Parties promptly of the subpoena or other order or process of court. Any Party may seek to appear before such court and resist the disclosure or seek a protective order covering disclosure of the Agreement.

         20. FURTHER ASSURANCES. The Parties agree to execute, acknowledge and deliver, after the date hereof, without additional consideration, such further instruments and documents, and to take such further actions, as the other Parties may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

         21. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York , without giving effect to its conflict of laws or rules. The Parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in New York in connection with any action to enforce the provisions of this Agreement. Any objections to venue before either such court is waived, and each Party hereto has agreed not to seek dismissal of any such action

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based on forum non conveniens or any similar doctrine. The provisions of this
Paragraph 21 shall replace or supercede any choice of law or venue provisions in the Agreement and Plan of Merger and any of the Ancillary Agreements.

         22. NO WAIVER. Waiver of a breach of any provision of this Agreement by any Party hereto or the failure of any Party hereto to insist upon strict performance of any provision hereof shall not constitute a waiver of any subsequent breach or any subsequent failure to perform.

         23. NOTICES. Any and all notices, requests, demands, or other communications hereunder shall be in writing and be deemed to have been duly given (i) when delivered by hand, (ii) one (1) business day after being given to an express overnight courier, (iii) when sent by confirmed facsimile, with a copy sent by another means set forth in this Section 10, or (iv) five (5) days after the day of mailing, when mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed to the respective parties as follows, provided that either party may change its address or designee for notification purposes by giving the other party prior written notice thereof:

         Homestore, Inc.                          Cendant Corporation
         30700 Russell Ranch Road                 9 West 57th Street, 37th Floor
         West Lake Village, CA 91362              New York, NY 10019
         Attention: Chief Executive Officer       Attention: General Counsel
         copy to Attention: General Counsel

         Cendant Membership Services
         Holdings, Inc.
         1 Campus Drive
         Parsippany, NJ 07054
         Attention: General Counsel

         Century 21 Real Estate Corporation
         1 Campus Drive                           Coldwell Banker Real Estate
         Parsippany, NJ 07054                     Corporation
         Attention: General Counsel               1 Campus Drive
                                                  Parsippany, NJ 07054
                                                  Attention: General Counsel

         ERA Franchise Systems, Inc.
         1 Campus Drive
         Parsippany, NJ 07054                     NRT Incorporated
         Attention: General Counsel               339 Jefferson Road
                                                  Parsippany, NJ 07054
         Cendant Mortgage Corporation             Attention: General Counsel
         3000 Leadenhall Road
         Mount Laurel, NJ 08054                   Welcome Wagon International
         Attention: General Counsel               30700 Russell Ranch Road
         Westlake Village, CA 91362
         Attention: General Counsel

         24. PUBLICITY. The Parties hereto agree that no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Cendant Parties and Homestore; provided that if any announcement is required by law or regulation or the rules of any securities exchange or market to be made by any party hereto, prior to making such announcement, such party will, to the extent practicable, deliver a draft of such announcement to the other party hereto and shall give the other party reasonable opportunity to comment thereon. At Cendant's option, upon execution of this Agreement, the Cendant Parties and Homestore representatives will consult with each other with respect to the issuance of a joint statement or press release regarding this Agreement and the transactions contemplated hereby.

         25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all Parties and delivered to the other Parties. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following the execution thereof.

IN WITNESS WHEREOF,

by,

HOMESTORE, INC.

Michael R. Douglas                          EVP & General Counsel
____________________________                ____________________________
         Print Name                         Print Title

/s/ Michael R. Douglas                      8/5/03
____________________________                ____________________________
         Signature                          Date

WELCOME WAGON INTERNATIONAL INC.

Michael R. Douglas                          EVP & General Counsel
____________________________                ____________________________
         Print Name                         Print Title

/s/ Michael R. Douglas                      8/5/03
____________________________                ____________________________
         Signature                          Date

CENDANT CORPORATION

C. Patteson Cardwell, IV                    Senior Vice President, Legal
____________________________                ____________________________
         Print Name                         Print Title

/s/ C. Patteson Cardwell, IV                8/5/03
____________________________                ____________________________
         Signature                          Date

CENDANT MEMBERSHIP SERVICES HOLDINGS, INC.

Vincent Ventura                             EVP-Tax
____________________________                ____________________________
         Print Name                         Print Title

/s/ Vincent Ventura                         8/5/03
____________________________                ____________________________
         Signature                          Date

IN WITNESS WHEREOF,

by,

CENTURY 21 REAL ESTATE CORPORATION

C. Patteson Cardwell, IV                    Senior Vice President, Legal
____________________________                ____________________________
          Print Name                         Print Title

/s/ C. Patteson Cardwell, IV                8/5/03
____________________________                ____________________________
         Signature                          Date

COLDWELL BANKER REAL ESTATE CORPORATION

C. Patteson Cardwell, IV                    Senior Vice President, Legal
____________________________                ____________________________
          Print Name                         Print Title

/s/ C. Patteson Cardwell, IV                8/5/03
____________________________                ____________________________
         Signature                          Date

ERA FRANCHISE SYSTEMS, INC.

C. Patteson Cardwell, IV                    Senior Vice President, Legal
____________________________                ____________________________
          Print Name                         Print Title

/s/ C. Patteson Cardwell, IV                8/5/03
____________________________                ____________________________
         Signature                          Date

NRT INCORPORATED

C. Patteson Cardwell, IV                    Senior Vice President, Legal
____________________________                ____________________________
          Print Name                         Print Title

/s/ C. Patteson Cardwell, IV                8/5/03
____________________________                ____________________________
         Signature                          Date

CENDANT MORTGAGE CORPORATION

C. Patteson Cardwell, IV                    Senior Vice President, Legal
____________________________                ____________________________
          Print Name                         Print Title

/s/ C. Patteson Cardwell, IV                8/5/03
____________________________                ____________________________
         Signature                          Date

                                    EXHIBIT A

 [Incorporated by reference to Exhibit 10.2 to Homestore, Inc.'s quarterly report on Form 10-Q for the period ended June 30, 2003.]

                                    EXHIBIT B

    [Incorporated by reference to Exhibit 10.3 to Homestore, Inc.'s quarterly report on Form 10-Q for the period ended June 30, 2003.]

                                    EXHIBIT C

   [Incorporated by reference to Exhibit 10.4 to Homestore, Inc.'s quarterly report on Form 10-Q for the period ended June 30, 2003.]

                                    EXHIBIT D

[Incorporated by reference to Exhibit 10.5 to Homestore, Inc.'s quarterly report on Form 10-Q for the period ended June 30, 2003.]

                                    EXHIBIT E

Payment is or will be required by Cendant or a subsidiary thereof pursuant to each of the following agreements, invoices, order forms, and pricing forms (except to the extent previously paid):

1. Server Co-Location Agreement, dated October 1, 1999, by and between WyldFyre Technologies, Inc. and NRT Incorporated.

2. Software License Agreement, dated September 1, 1998, by and between WyldFyre Technologies, Inc. and NRT Incorporated (as successor-in-interest to Burnet Realty, Inc.).

3. Custom Software Development and Site License Agreement, dated September 21, 1995, by and between WyldFyre Technologies, Inc. and NRT Incorporated (as successor-in-interest to Cornish & Carey Residential, Inc.).

4. Agreement between Cendant and Homestore Sales Company, Inc., pursuant to which Cendant receives help desk support (and related reporting) for First Flight and Falcon software products in consideration for $85,000
         (USD) per support person, per year. Cendant is obligated to pay for each calendar quarter in advance. Cendant currently owes $106,250 (USD) for the current calendar quarter.

5. Agreement between Cendant and Homestore Sales Company, Inc., pursuant to which Cendant received transition services with respect to the Easymail software product. Cendant owes a total of $30,320 (USD) for such transition services, and this amount is now due.

6. Agreement between Cendant and Homestore Sales Company, Inc., pursuant to which Cendant received copies of the First Flight product in consideration for shipping charges and a restocking fee. Cendant owes a total of $5,383 (USD) for such shipping charges, and this amount is now due. The restocking fee is calculated based upon actual costs, some of which have not been incurred yet. Cendant will receive an invoice for the restocking fee after all such costs are incurred.

7. Invoices for Coldwell Banker Hunneman totaling $36,333, as itemized on Schedule D-1 attached hereto.

8. Order Form executed by Coldwell Banker Hunneman for I-Lead Silver Homepages, in the amount of $20,571.20. Such Order Form is attached hereto as Schedule D-2.

9. Pricing Form executed by Coldwell Banker Hunneman for Featured Homes Deluxe, in the amount of $29,888.20. Such Pricing Form is attached hereto as Schedule D-3.

10. Invoices for Coldwell Banker Hunneman and NRT Incorporated totaling $250,794.20, as itemized on Schedule D-4 attached hereto. Each such invoice is attached to Schedule D-4.

11. Agreement regarding the development and hosting of regional websites for the following NRT Incorporated metros: New York/New Jersey, San Francisco/Oakland/San Jose, and Tampa/St. Petersburg. Monthly hosting fees continue to accrue under this agreement.

12. Invoices for the various NRT Incorporated subsidiaries identified on Schedule D-5 attached hereto. Schedule D-5 identifies current and past due amounts with respect to those invoices. Such NRT Incorporated subsidiaries are to receive one or more of the following products on an ongoing basis in exchange for a fee: Hotline/IVR, One Place, and/or Website & Hosting.

13. Agreement between NRT Incorporated and Homestore, Inc. regarding certain Office iLEAD Silver and Office iLEAD for Multiple MLS products, effective as of April 1, 2003.

Homestore acknowledges and agrees that it shall be solely responsible for, and shall indemnify, defend, and hold harmless Cendant with respect to, any amounts that are or become due and owing to Worldcom, Inc. with respect telecommunications products and/or services provided by Worldcom, Inc. to Homestore or a subsidiary thereof under the following Worldcom, Inc. account numbers: 72630, R0149258, R0268735, and Y0704343 (the "Worldcom Accounts").
Cendant acknowledges and agrees that Homestore shall be entitled to all refunds or credits provided with respect to the Worldcom Accounts.